UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 4, 2014

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut	06095
(Address of Principal Executive Offices)	(Zip Code)

(860) 298-9692
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 4, 2014, TRC Companies, Inc. issued a news release announcing its financial results for the first-quarter ended September 26, 2014. A copy of the news release is attached hereto as Exhibit 99.1 to this report which is incorporated herein by reference.
The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.
The Company also announced today that its Board of Directors has authorized the repurchase of up to $10 million of common stock over the next three years. TRC intends to repurchase shares from time to time in open market transactions in accordance with applicable federal securities laws. The timing and the amount of any repurchases will be determined by the Company's management based on its evaluation of market conditions, capital allocation alternatives, and other factors. The program does not require the Company to purchase any specific number of shares and may be modified, suspended, cancelled or reinstated by the Company at any time.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	News release titled "TRC Announces First-Quarter Fiscal 2015 Financial Results."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2014            TRC Companies, Inc.

By:    /s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

99.1	News release titled "TRC Announces First-Quarter Fiscal 2015 Financial Results."